UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2024

YUNHONG GREEN CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YHGJ	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2024, Yunhong Green CTI Ltd. (“YGCTI” or the “Company”), entered into an Asset Purchase Agreement (the “APA”) with Yunhong Environmental Protection Technology Co., Ltd., a company incorporated under the laws of the People’s Republic of China (the “Seller”), Yunhong China Group Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Yunhong China Group” and together with the Seller, the “Seller Parties”), and Yunhong Technology Industry (Hubei) Co. Ltd., a company incorporated under the laws of the People’s Republic of China and a wholly-owned subsidiary of the Company (the “China Subsidiary” and together with the Company, the “Buyer”).

The Company entered into the APA and completed the transactions provided for therein (collectively, the “Transaction”). At the Company’s 2023 annual meeting of shareholders, the Company’s shareholders approved an increase in the Company’s authorized shares of common stock, to facilitate the Company’s stated intention to look for opportunities to acquire productive assets. This Transaction was intended to provide the Company with expanded manufacturing capabilities which may help its current business as well as potential new products incorporating compostable, biodegradable and recyclable materials. The Transaction is also intended to better connect the Company with the capabilities of the Yunhong China Group to help improve the Company’s competitiveness.

The APA provides for the purchase by Buyer of machinery and equipment operated by Seller in Yunhong Health Industrial Park as well as the Working Capital Credit (as further described below) and other ancillary assets relating to the foregoing (collectively, the “Purchased Assets”). The Purchased Assets include a working capital credit in the amount of $2,192,229 which shall be available for use by Buyer to pay any operational expenses, including but not limited to, purchase of inventory, payment of accounts payable, and other day-to-day business expenses (the “Working Capital Credit”). The Buyer may utilize the Working Capital Credit at its discretion to support the ongoing operations of the acquired business. No outstanding liabilities were assumed by Buyer as a result of the Transaction. The value of the acquired machinery and equipment included in the Purchased Assets was determined by an independent third-party appraiser for the purposes of the Transaction.

The APA provides for a purchase price in the form of the issuance of 3,246,217 shares of the Company’s common stock (“Shares”) to the Seller (the “Seller CTI Shares”) and 1,753,783 Shares to Yunhong China Group (the “Yunhong China Group CTI Shares” and collectively with the Seller CTI Shares, the “Purchase Price Shares”). All of the Purchase Price Shares were issued at a price equal to the market price of Shares as of the date of closing.

The Seller Parties are majority owned and controlled by Mr. Yuabo Li, the Company’s Chairman and a member of the Company’s board of directors (the “Board”). The APA and the Transaction were reviewed and approved by the disinterested members of the Board following full disclosure of relevant information.

The Purchase Price Shares will not be registered under the Securities Act of 1933, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) thereof.

This summary is not intended to include all terms of the APA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item No. 9.01 – Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1

Asset Purchase Agreement, dated June 30, 2024, by and among the Company, Yunhong Environmental Protection Technology Co., Ltd., Yunhong China Group Co., Ltd., and Yunhong Technology Industry (Hubei) Co. Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2024	YUNHONG GREEN CTI LTD.

	By:	/s/ Frank J. Cesario
	Name:	Frank J. Cesario
	Title:	Chief Executive Officer and
Acting Chief Financial Officer